UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

Liberated Syndication Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-55779	47-5224851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 Baum Boulevard, Suite 770
Pittsburgh, Pennsylvania		15213
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 412 621-0902

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed, in October 2020, the Company discovered that Zhang Hongcheng (“Zhang”), a citizen of the People’s Republic of China (“PRC”), certain individuals associated with Zhang, and certain companies affiliated with Zhang, including three entities that are incorporated in the British Virgin Islands (the “BVI Entities,” and collectively with Zhang and the companies affiliated with Zhang, the “Zhang Parties”), obtained shares of common stock of FAB Universal Corporation (“FAB”), the Company’s former parent, through fraudulent activities that began before 2012. Due to their ownership of FAB common stock, upon the spin-off distribution of the Company from FAB, the Zhang Parties putatively became stockholders of the Company. Zhang and certain of the Zhang Parties who are domiciled in the PRC have been convicted of crimes in China related to their fraudulent activities.

On November 25, 2020, the Company, as plaintiff, on its own behalf and derivatively on behalf of FAB, filed a complaint (the “Action”) in a Federal District Court against the Zhang Parties. The Action alleges that the Zhang Parties have committed, against the Company and derivatively against on behalf of FAB, among other things, securities fraud under Colorado law, fraudulent concealment or nondisclosure of material information, and fraudulent representations. The Company successfully served the BVI Entities and the BVI Entities failed to satisfy the May 17, 2021 deadline for filing an answer to the Action. The Company filed a motion for default judgment on June 4, 2021 and a default was entered against the BVI Entities on June 7, 2021 by the court clerk.

As of December 31, 2021, the Company had 34,010,051 shares of common stock outstanding of which 7,494,400 shares were registered in the name of the Zhang Parties (the “Zhang Shares”). Because the Zhang Parties fraudulently obtained their shares of FAB common stock, and FAB later distributed shares in the Company in a spin-off transaction, the Board canceled the Zhang Shares effective as of December 31, 2021. The Board instructed the Company to give notice of the cancellation of the Zhang Shares to the Zhang Parties at the address of such holders as reflected in the Company’s stock records. The Company plans to engage counsel or other advisors in the PRC to assist with providing notice to the Zhang Parties. If any of the Zhang Parties believes it has a valid, non-fraudulent claim to the Zhang Shares, such party will be instructed to provide written notice to the Company of its intent to challenge the cancellation within 90 days of receipt or deemed receipt of the notice and must provide evidence supporting its claim. In such case, the Company and such Zhang Party will participate in a dispute resolution process decided on by the Company. If any of the Zhang Parties makes a sufficient showing that its shares should not be subject to cancellation, the Company may reissue such shares to such Zhang Party under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Date:	January 4, 2022	By:	/s/ Brad Tirpak
		Name: Title:	Brad Tirpak Chief Executive Officer